UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2011

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 5, 2011, Castle Brands Inc. (the "Company") received a notice from NYSE Amex, LLC (the "Exchange") indicating that the Company was not in compliance with Section 704 of the NYSE Amex Company Guide (the "Company Guide"), in that it did not hold an annual shareholder meeting within one year after its fiscal year ended March 31, 2010.

Also as previously disclosed, on July 6, 2011, the Company submitted a plan of compliance (the "Plan") to the Exchange advising the Exchange of actions the Company intends to take to regain compliance with Section 704 of the Company Guide prior to the January 5, 2012 deadline set by the Exchange. The Plan states that the Company expects to hold a meeting of its shareholders for the fiscal years ended March 31, 2010 and March 31, 2011 on September 12, 2011, which would bring the Company into compliance with Section 704 of the Company Guide.

On August 15, 2011, the Exchange notified the Company that the Plan was accepted and the Company was granted until January 5, 2012 (the "Plan Period") to regain compliance with the Exchange’s continued listing standards. The Company will be subject to periodic review by Exchange staff during the Plan Period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the Plan Period could result in the Company being delisted from the Exchange.

On August 19, 2011, the Company issued a press release announcing its receipt of the August 15, 2011 notice from the Exchange. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Press release dated August 19, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

August 19, 2011	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: Senior Vice President, CFO, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 19, 2011